Exhibit 99.1

Towers Watson Announces Amended Terms to Merger Agreement with Willis

Increases Special Dividend to $10 per Share for Towers Watson Stockholders

Revised Terms Unanimously Approved by the Towers Watson Board of Directors

Towers Watson to Adjourn Special Meeting of Stockholders until no later than December 16, 2015

ARLINGTON, Va. – November 19, 2015 – Towers Watson & Co. (NASDAQ: TW), a global professional services company, today announced that it has agreed to amend its previously announced merger agreement with Willis Group Holdings (NYSE:WSH) (“Willis”). Under the amended merger agreement, which has been unanimously approved by the Towers Watson Board of Directors, the one-time cash dividend to be paid to Towers Watson stockholders will be increased to $10.00 per Towers Watson share. This dividend will be paid to Towers Watson stockholders of record three days prior to the closing of the transaction.

John Haley, Chairman and Chief Executive Officer of Towers Watson, said, “We are pleased to announce the revised terms of our proposed merger with Willis, which are based on our extensive engagement with stockholders and negotiation with Willis as well as our commitment to completing this compelling transaction. Under the revised terms, Towers Watson stockholders will realize increased near-term value while maintaining the full long-term benefits of the transaction, which is expected to create approximately $4.7 billion in total incremental value by bringing together these two highly complementary businesses.”

Mr. Haley continued, “In addition to the previously announced synergies, the merger will unlock meaningful balance sheet capacity. In the 6-12 months following completion of the transaction, subject to approval from the Willis Towers Watson Board of Directors, we expect to initiate a plan to return excess capital to stockholders to achieve a leverage ratio for the new company broadly in-line with Willis’ current investment grade rating profile. As a global leader with enhanced scale advantages and increased balance sheet flexibility, we will be positioned to significantly accelerate our growth trajectory and deliver even greater value to stockholders.”

As part of the negotiation process, at Willis’ request, Towers Watson agreed to pay Willis $60 million if the merger agreement is terminated: by Willis due to Towers Watson’s breach; or by Willis or Towers Watson because Willis shareholders fail to approve the issuance of Willis shares to Towers Watson stockholders in the merger or Towers Watson stockholders fail to approve the merger agreement. The $60 million payment represents Willis’ estimate of its merger-related out-of-pocket fees and expenses. Towers Watson also agreed that Willis will not pay a fee or be obligated to reimburse Towers Watson’s expenses if the merger agreement is terminated by Towers Watson or Willis because Willis shareholders fail to approve the issuance of Willis shares to Towers Watson stockholders in the merger. A complete copy of the amendment to the merger agreement will be filed with the Securities and Exchange Commission.

Towers Watson also announced its intention to adjourn the Special Meeting of Stockholders, currently scheduled for November 20, 2015, until no later than December 16, 2015, in order to allow stockholders additional time to evaluate the amended merger agreement. Towers Watson stockholders of record as of the close of business on October 1, 2015 will be entitled to vote at the Towers Watson special meeting to be held no later than December 16, 2015.

Stockholders who have already voted do not need to recast their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Stockholders who have not already voted or wish to change their vote are encouraged to do so using the instructions provided in their voting instruction form or proxy card.

Towers Watson investors with questions about the transaction or how to vote their shares may contact the Company’s proxy solicitor, MacKenzie Partners Inc., toll-free at 800-322-2885. Additional information is available at www.willisandtowerswatson.mergerannouncement.com.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With 16,000 associates around the world, the company offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management. Learn more at towerswatson.com.

Where You Can Find Additional Information

In connection with the proposed merger of Towers Watson and Willis Group, Willis Group filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that contains a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. The registration statement on Form S-4 was declared effective by the SEC on October 13, 2015. Each of Towers Watson and Willis Group mailed the joint proxy statement/prospectus to its respective stockholders on or around October 13, 2015. YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE COMMISSION AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TOWERS WATSON, WILLIS GROUP AND THE PROPOSED TRANSACTION. You may obtain the joint proxy statement/prospectus and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus and the other documents filed by Towers Watson and Willis Group with the Commission by requesting them in writing from Towers Watson, 901 N. Glebe Road, Arlington, VA 22203, Attention: Investor Relations, or by telephone at (703) 258-8000, or from Willis Group, Brookfield Place, 200 Liberty Street, 7th Floor, New York, NY 10281-1003, Attention: Investor Relations, or by telephone at (212) 915-8084.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis Group, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Towers Watson’s and Willis Group’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Towers Watson stockholders and Willis Group stockholders to approve the transaction; the failure of the transaction to close for any reason; the risk that the businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition; compliance with extensive government regulation; the combined company’s ability to make acquisitions and its ability to integrate or manage such acquired businesses. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Annual Report on Form 10-K filed on August 14, 2015, which is on file with the Commission, and under “Risk Factors” in the joint proxy statement/prospectus.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Neither Towers Watson or Willis Group undertakes an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

Contacts:

Investor Contact

Aida Sukys

aida.sukys@towerswatson.com

+1 703-258-8033

Media Contacts

Sard Verbinnen & Co

Michael Henson/Conrad Harrington

+44 (0) 20 3178 8914

Bryan Locke/Jenny Gore

+1 312 895 4700

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